SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 2, 1996



                                CVS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



    Delaware                  1-1011                       05-0494040
(State or Other      (Commission File Number)            (IRS Employer
Jurisdiction                                            Identification
of Incorporation)                                       No.)


        1 CVS Drive
  Woonsocket , Rhode Island                                02895
(Address of Principal Executive                          (Zip Code)
         Offices)


             Registrant's telephone number, including area code:
                                (401) 765-1500


                  Formerly named:  Melville Corporation
                  (Former Name or Former Address, if Changed
                              Since Last Report)



               ITEM 5.  Other Events.

               On December 2, 1996, CVS Corporation ("CVS"), through its indirect wholly-owned subsidiary, Nashua Hollis CVS, Inc., consummated an initial underwritten public offering of 13,000,000 shares of the common stock of Linens 'n Things, Inc., an indirect subsidiary of CVS. A press release announcing the pricing and certain other information relating to the offering was issued on November 26, 1996. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

               ITEM 7(c).  Exhibits.

Exhibit 99.1         Press Release of CVS Corporation
                     dated November 26, 1996.




                                  SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CVS CORPORATION




Dated: December 6, 1996          By: /s/ Charles Conaway
                                    ---------------------------------
                                    Name:    Charles Conaway
                                    Title:   Chief Financial Officer





                               INDEX TO EXHIBITS


                                                               Sequential
Exhibit No.                      Description                    Page No.
-----------                      -----------                   -----------

Exhibit 99.1               Press Release of CVS
                           Corporation dated November 26,
                           1996.





Investor Contact:    Nancy Christal        Media Contact:    Jim Fingeroth
                     Vice President                          Wendi Kopsick
                     Investor Relations                      Kekst and Company
                     (914) 722-4704                          (212) 593-2655


                                                         FOR IMMEDIATE RELEASE


          CVS ANNOUNCES INITIAL PUBLIC OFFERING OF LINENS 'N THINGS
                    COMMON STOCK PRICED AT $15.50 PER SHARE

WOONSOCKET, RHODE ISLAND, November 26, 1996--CVS Corporation (NYSE: CVS) today announced the initial public offering of 13 million shares of the common stock of its Linens 'n Things, Inc. subsidiary at a price to the public of $15.50 per share. Settlement is expected to take place on December 2, 1996.
In addition, the underwriters have been granted an option to buy up to an additional 1,950,000 shares to cover over-allotments. The stock will trade on the New York Stock Exchange under the symbol "LIN."

There will be a total of 19,267,758 shares of Linens 'n Things common stock outstanding upon completion of the offering. CVS will hold approximately 32.5% of the outstanding shares immediately after the initial offering.

The proceeds of the offering of approximately $190 million will be used by CVS to expedite its growth plans and for general corporate purposes. As part of its accelerated growth strategy, CVS recently announced its planned entry into three new markets in the Carolinas, following the successful entry into the Atlanta market this fall with the grand opening of nine stores. Linens 'n Things will not receive any proceeds from the offering.

Linens 'n Things was founded in 1975 and was acquired in 1983 by Melville Corporation, which was recently renamed CVS Corporation. Linens' initial public offering is part of a restructuring program announced by Melville in October 1995. The main components of the restructuring include the creation of two publicly-traded, independent and industry-focused companies--CVS Corporation in the chain drug industry and Footstar, Inc. in the footwear industry. Linens' offering will accelerate the completion of the Melville restructuring program. CVS continues to evaluate alternatives for separating Bob's Stores, which is the only remaining business outside of the Company's core drug store/healthcare operations.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

CS First Boston and Donaldson, Lufkin & Jenrette Securities Corporation are managers of the underwriting syndicate offering the shares to the public. Copies of the prospectus may be obtained from CS First Boston, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Prospectus Dept. (Telephone:
212-325-2580).

CVS, with annual sales of $4.9 billion in 1995, is the leading drugstore chain in the Northeast and Middle Atlantic regions. As of October 26, 1996, CVS operated 1,399 stores in 15 states and the District of Columbia.